                                                                 EXHIBIT 10.9(i)

                            NINTH AMENDMENT TO LEASE

THIS NINTH AMENDMENT TO LEASE (hereinafter "Ninth Amendment") is made this day of October 2003, by and between McCANDLESS LIMITED, a California limited partnership (Landlord") and NOVACEPT, a California corporation formerly known as Envision Surgical Systems, Inc. ("Tenant").

                                    RECITALS

This Ninth Amendment is made and entered into with reference to the following facts:

                  A. Tenant currently leases from Landlord approximately eighteen thousand seven hundred and sixty-five (18,765) square feet of space as described in Exhibit A attached hereto (collectively the "Existing Premises") of which approximately eight thousand six hundred and fifty (8,650) square feet of space is located at 1047 Elwell Court, Palo Alto, California ("1047 Elwell") and approximately ten thousand one hundred and fifteen (10,115) square feet of space is located at 1052-1056 Elwell Court, Palo Alto ("1052-6 Elwell") pursuant to that certain lease dated August 26, 1993 as amended by the First Amendment To Lease dated July 8, 1996, the Second Amendment To Lease dated May 13, 1998, the Third Amendment To Lease dated July 13,1999, the Fourth Amendment To Lease dated August 4, 2000, the Fifth Amendment To Lease dated September 30, 2000, the Sixth Amendment To Lease dated January 5, 2001, the Seventh Amendment To Lease dated June 12, 2001 and the Eighth Amendment To Lease dated January 25, 2002 ("Lease").

                  B. Tenant desires to expand the Existing Premises to include an additional seven thousand four hundred and eighty (7,480) square feet of space located at 1058 Elwell Court, Palo Alto, California as described in Exhibit A attached hereto ("Expansion Space"), thereby increasing the total space leased to twenty-six thousand two hundred and forty-five (26,245) square feet ("Expanded Premises"). The Expansion space at 1058 Elwell Court is currently occupied by Allegroup LLC (formerly Horton Image and Good Earth Bakeries), whose term expires November 30, 2003.

                  C. The term of the Lease respecting the Premises expires on December 31, 2003. Tenant desires to extend the term of such Lease for the Expanded Premises for approximately two years, until December 31, 2005. Notwithstanding the above, Tenant desires an option to terminate the Lease respecting the Expansion Space effective upon six (6) months prior written notice to Landlord, provided such option may be exercised only after three (3) lease months from the Expansion Space Commencement Date.

                  D. Prior to Tenant's occupancy of such Expansion Space, Tenant desires that Landlord shall improve the Expansion Space at Landlord's expense, as described on Exhibits B and C. In addition, Tenant desires that Landlord provide to Tenant a Tenant improvement allowance amounting to thirty-five thousand and 00/100 ($35,000.00) dollars to be applied at Tenant's discretion to the construction of improvements to the Existing Premises (and the Expansion Space after Landlord's work in the Expansion Space is completed and Tenant has occupied the Expansion Space), as well as trenching between the building in which 1047 Elwell is located and the building in which 1052-6 Elwell and the Expansion Space are located and installing telecommunication lines in such trenching.

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                  E.       Landlord is willing to so expand the Existing
Premises, perform such tenant improvements, grant the $35,000 allowance and extend the term of the Lease with the option to terminate the Expansion Space tenancy on the terms and conditions set forth herein.

                  ACCORDINGLY, in consideration of the above recitals and the mutual covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. Incorporation of Recitals and Exhibits. The above Recitals are true and accurate and the Recitals and Exhibits are incorporated herein by reference.

                  2. Expansion into 1058 Elwell. As of the sooner of (i) the date Allegroup, LLC vacates (or Landlord otherwise obtains legal possession of) the Expansion Space, Landlord substantially completes the Expansion Space Improvements as described in Exhibits B and C and Landlord delivers the Expansion Space to Tenant, or (ii) the date Tenant occupies the Expansion Space ("Expansion Space Commencement Date"), the Existing Premises shall be expanded to include the Expansion Space as described above and the total square footage of the Expanded Premises shall be twenty-six thousand two hundred and forty-five (26,245) square feet.

                  3. Term. The term of the Lease respecting the Existing Premises is hereby extended for twenty-four (24) additional months from January 1, 2004 until December 31, 2005. The term of the Lease respecting the Expansion Space shall be from the Expansion Space Commencement Date until December 31, 2005. The period commencing on January 1, 2004 (or the Expansion Space Commencement Date in the case of the Expansion Space) and ending on December 31, 2005 is referred to herein as the Ninth Extended Term.

                  4. Basic Rent. As of January 1, 2004, the monthly basic rent as described in Paragraphs 4 (a) and 5 of the Lease shall decrease from seventy four thousand and seven hundred and four and 44/100 dollars ($74,704.44) per month to thirteen thousand one hundred and thirty-five and 50/100 dollars ($13,135.50) per month. The calculation for such basic rent is reached by multiplying 18,765 square feet x $0.70 per square foot. As of the Expansion Space Commencement Date, the monthly basic rent as described in Paragraphs 4 (a) and 5 of the Lease shall increase to eighteen thousand three hundred and seventy-one and 50/100 dollars ($18,371.50) per month. The calculation for such Expanded Premises basic rent is reached by multiplying 26,245 square feet x $0.70 per square foot. As of January 1, 2005, the basic rent for the Expanded Premises shall be increased by five percent (5%).

                  5. Adjustments to Basic Rent. The monthly basic rent shall be adjusted as follows:

               January 1, 2004 through the
               Expansion Space Commencement Date            $13,135.50 per month

               The Expansion Space Commencement
               Date through December 31, 2004               $18,371.50 per month

               January 1, 2005 through December 31, 2005    $19,290.08 per month

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                  6.       Common Area Charges. Tenant shall continue to pay its
proportionate share of common area charges as set forth in paragraphs 5 (b) and 16 of the Lease, as amended to reflect Tenant's occupancy of the Existing Premises. Upon the Expansion Space Commencement Date, Tenant's proportionate share of such common area charges shall continue to be 55.52% of the common area charges allocable to the building in which 1047 Elwell is located and shall increase to 100% of the common area charges allocable to the building in which 1052-6 Elwell and the Expansion Space are located.

                  7. Parking. As of the Expansion Space Commencement Date, Tenant's proportionate share of parking spaces shall be fifty-five percent (55%) of those spaces allocable to the building in which 1047 Elwell is located and one hundred percent (100%) of those parking spaces allocable to the building in which 1052-6 Elwell and the Expansion Space are located.

                  8. Expansion Space Tenant Improvements. Landlord shall, at Landlord's sole cost and expense and in a diligent and workmanlike manner, construct Tenant Improvements in the Expansion Space as described in Exhibits B and C.

                  9. Tenant Improvement Allowance. As described in Exhibit D, Landlord shall grant to Tenant a Tenant Improvement Allowance amounting to thirty-five thousand and 00/100 dollars ($35,000.00) for the construction of Tenant Improvements to be performed by Tenant in (i) the Existing Premises, (ii) the Expansion Space after Landlord has completed the Expansion Space Tenant Improvements described in Exhibits B and C and Tenant has occupied the Expansion Space and (iii) the common area to install telecommunications lines between 1047 Elwell and 1052-8 Elwell as described in Exhibits D and D-1.

                  10. Expansion Space Option To Terminate. Notwithstanding the provisions of paragraph 3 of this Ninth Amendment, Tenant shall have the right to terminate this Lease respecting the Expansion Space, but not the Existing Premises, (hereinafter "Right To Terminate"), upon six (6) months prior irrevocable written notice to Landlord of any proposed Expansion Space termination date, provided any such written notice to Landlord of Tenant's intention to terminate shall be delivered and deemed effective no earlier than three (3) lease months following the Expansion Space Commencement Date. If Tenant fails to give Landlord written notice of its intention to terminate this Lease respecting the Expansion Space, as provided above, prior to July 1, 2005 then this Right To Terminate shall lapse and be of no further effect. If Tenant subleases or assigns its interest in all or a portion of the Expanded Premises, and such sublease or assignment includes the Expansion Space, then this Right To Terminate shall lapse and be of no further effect. In the event Tenant exercises this Right To Terminate, then on or before the date such Expansion Space termination becomes effective, Landlord and Tenant shall execute an amendment to this Lease setting forth the amended premises, square footage, basic rent, and proportionate share of common area charges, parking and other relevant matters.

                  11. First Right To Lease. Landlord hereby grants to Tenant a first right to lease all of the feasible space adjacent to the 1047 Elwell, as described on Exhibit A ("1049 Elwell"), subject to the following terms and conditions:

                  (a) Prior to entering into a lease for all or a portion of 1049 Elwell, Landlord shall notify Tenant of Landlord's intention to lease all or a portion of 1049 Elwell to a third party, which notice shall set forth the terms and conditions, including, but not limited to, basic rent, under which Landlord intends to lease 1049 Elwell. Such notice shall constitute an offer to lease 1049 Elwell to Tenant.

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

                  (b) Tenant shall have five (5) business days from the date of the notice to deliver to Landlord its written acceptance of such offer. If Tenant accepts the offer, an amendment to this Lease or a new lease covering 1049 Elwell and incorporating such terms and conditions shall promptly be executed. If a new lease is executed with Tenant covering 1049 Elwell, such new lease shall provide that any default thereunder will also constitute a default under this Lease and Tenant agrees that any default by it under this Lease shall also constitute a default under such new lease. In the event Tenant rejects the offer, or does not answer within the specified time, or fails for any reason (unless such failure to execute is due to the fault or delay of Landlord) to execute such amendment or new lease within fifteen (15) days of acceptance of such offer, Landlord shall thereafter be released of any obligation to Tenant hereunder and be free to negotiate with any number of third parties and to lease (without further obligation to Tenant) 1049 Elwell, or any part thereof, to a third party upon any terms and conditions (whether more or less favorable) that Landlord and such third party may agree and this first right to lease shall be of no further force or effect.

                  (c) This first right to lease shall be subordinate to any existing rights of refusal, rights of expansion, first rights to lease, options to extend or renew, and other rights contained in leases (or amendments to leases) executed prior to the date of this Lease. This first right to lease shall not apply on the occurrence any future renewals granted to a tenant currently or then occupying all or a portion of 1049 Elwell, or its successors or assigns.

                  (d) This first right to lease shall be void and of no force and effect and shall confer no rights on Tenant during any period in which Tenant is in default under this Lease or confer any rights to any assignee or sublessee of Tenant if Tenant subleases or assigns all or a portion of the Existing Premises or the Expanded Premises.

                  (e) Notwithstanding anything in this paragraph 11 to the contrary, Tenant's exercise of this first right to lease shall be subject to Landlord's review and approval of Tenant's financial condition (including net worth, current ratio and working capital reserves) at the time Tenant exercises this first right to lease and notwithstanding Tenant's rights hereunder Landlord shall have no obligation to lease 1049 Elwell, or any portion thereof, to Tenant unless Tenant's financial condition at the time of exercise is acceptable to Landlord.

                  12. Signage: Subject to the provisions of paragraph 50 of the Lease, Tenant shall have the right to install, replace and maintain signage bearing the Novacept name and logo on (i) the entire monument sign serving 1052-8 Elwell Court and (ii) a proportionate share of the monument sign serving 1047-9 Elwell Court. In addition, Tenant shall have the right to install and maintain signage on either of such monument signs, or a new sign located in the common area of 1047-9 or 1052-8 Elwell Court, indicating the location of Tenant's headquarters. Notwithstanding the foregoing, Tenant shall comply with all permit, notice and consent provisions and other requirements specified in paragraph 50 of the Lease. Landlord shall provide to Tenant an allowance of one thousand and 00/100 dollars ($1,000.00) applicable to the installation of such signage ("Sign Allowance"). Such Sign Allowance shall cover all design, permit, material and labor costs related to the removal of existing sign placards and. the installation of new signage as described, in this paragraph 12. Landlord shall disburse and Tenant shall spend such Sign Allowance in a manner consistent with the terms and conditions of the Tenant Improvement Allowance described in paragraph 9 and Exhibit D of this Ninth Amendment.

                  13. No Representations: Tenant acknowledges that, except as expressly contained in this Lease, neither Landlord nor anyone acting for or on behalf of Landlord has made any representation, warranty or promise to Tenant concerning the physical aspects or condition of any of the Expansion Space and/or the furniture, fixtures and equipment within the Expansion Space or given to Tenant by Landlord ("FF&E"); the feasibility, desirability or convertibility of any of the Expansion Space or any such FF&E into any particular use; the zoning, building or land use restrictions applicable to the Expansion Space; the projected income or expenses for any of the Expansion Space or any business conducted thereon; or the suitability of the Expansion Space and/or FF&E for any particular use; and that in entering into this Ninth Amendment, Tenant has not relied on any representation, statement or warranty of Landlord or anyone acting for or on behalf of Landlord, other than as expressly contained in this Lease, and that all matters concerning the Expansion Space and/or FF&E shall be independently verified by Tenant and that Tenant shall enter into this Ninth Amendment on Tenant's own examination thereof (or Tenant's election not to do so); and that Tenant, upon entry onto the Expansion Space, accepts the Expansion Space, and all other improvements, furniture, fixtures, equipment and systems situated thereon in "as is" physical condition and in an "as is" state of repair, except to the extent such improvements, furniture, fixtures, equipment and systems situated thereon are demolished and/or constructed by Landlord in the Expansion Space as described in Exhibits 8 and C. Tenant does hereby waive, and Landlord does hereby disclaim, all warranties of any type or kind whatsoever with respect to the Expansion Space and/or FF&E, express or implied, including by way of description, but not limitation, those of fitness for a particular purpose, tenantability, habitability and use. Tenant hereby expressly waives any and all claims for damages or for rescission or cancellation of the Lease or this Ninth Amendment because of any representations made by Landlord or any agent of Landlord.

                  14.      Acknowledgement of Limitation of Agent's Authority:
No person acting on behalf of Landlord is authorized to make, and by execution hereof Tenant acknowledges that no such person has made, any representation, warranty, guaranty or promise except as may be expressly set forth herein; and no agreement, statement, representation, guaranty or promise made by any such person which is not expressly contained herein shall be valid or binding on Landlord and Landlord's agents, heirs, successors or assigns. The only representations or warranties outstanding with respect to the Expansion Space or the Expanded Premises, or Landlord, either express or implied by law, are expressly set forth herein.

                  15. Documentary Information: Tenant acknowledges that any and all documentary information, soil reports, environmental audits, site assessments, analyses or reports, insurance policies or other information of whatever type which Tenant has received or may receive from Landlord or Landlord's agents is furnished on the express condition that Tenant shall make Tenant's own independent verification of the accuracy and completeness of such information. Tenant agrees that Tenant shall not attempt to assert any liability upon Landlord or Landlord's agents for furnishing such information and Tenant does hereby release Landlord and Landlord's agents, heirs, successors and assigns from, and does hereby agree to indemnify, protect, defend and hold Landlord and Landlord's agents, heirs, successors and assigns free and harmless from and against, any and all such claims or liability.

                  16. Use of Premises: Tenant shall use the Expansion Space for general office, research and development, light manufacturing and light distribution purposes and for no other purpose without the express written consent of Landlord, which consent shall not be unreasonably withheld.

                  17. Warranty of Authority: Each signatory to this Ninth Amendment represents that he or she possesses full authority to exercise this Ninth Amendment and to bind the entity on whose behalf such signatory is signing.

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

                  18. Brokers. Each party represents that it has not had any dealings with any real estate broker, finder or other person with respect to this Ninth Amendment, and that there are no leasing commissions to be paid by Landlord or Tenant in connection with this transaction. Each party hereto shall hold harmless the other party from all damages, loss or liability resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom such party has dealt, or purportedly has dealt, in connection with this transaction.

                  19. Restatement of Other Lease Terms. Except as specifically modified herein, all other terms, covenants and conditions of the Lease, including Tenant's obligation to pay common area charges for both the Existing Premises and the Expansion Space, shall remain in full force and effect.

                  20. Capitalized Terms. All capitalized terms used in this Ninth Amendment shall possess the same meaning ascribed to that term in the Lease.

                  21. Conflicts. In the event of any conflict between the Lease on the one hand and this Ninth Amendment on the other, the terms of this Ninth Amendment shall govern and control.

                  22. Counterparts. This Ninth Amendment may be executed in identical counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:                                    TENANT:

McCANDLESS LIMITED,                          NOVACEPT, a California corporation
a California limited partnership             formerly known as Envision Surgical
                                             Systems, Inc.

By: The Jean A. McCandless Trust             By: /s/ [ILLEGIBLE]
    U / T / A 1/25/77, General Partner       -----------------------------------
                                                         (Signature)

                                             By: /s/ D. R. Nathe
                                             -----------------------------------
    By: /s/ Jean A. McCandless                         (Printed Name)
        ------------------------
        Jean A. McCandless or
        Sandra Simons, Trustee               By: VP Operations
                                             -----------------------------------
                                                          (Title)

                                       6
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                                   EXHIBIT A

                                  [FLOOR PLAN]

                                   EXHIBIT B

                                  [FLOOR PLAN]

                                   EXHIBIT B-1

                                  [FLOOR PLAN]

                          TURNKEY WORK LETTER AGREEMENT
                            NOVACEPT EXPANSION SPACE
                          1058 ELWELL COURT, PALO ALTO

CONSTRUCTION                                                           EXHIBIT C

         THIS WORK LETTER AGREEMENT (hereinafter "Exhibit C") is attached to and forms a part of that certain Ninth Amendment To Lease ("Ninth Amendment") by and between McCANDLESS LIMITED, a California limited partnership ("Landlord"), and NOVACEPT, a California Corporation ("Tenant"), pursuant to which Landlord leases to Tenant those certain premises located and 1047 and 1052-8 Elwell Court, Palo Alto, California consisting of approximately 26,245 square feet ("Expanded Premises"). All capitalized terms used herein shall have the meaning ascribed to them in the Ninth Amendment unless otherwise defined below. Landlord shall, at Landlord's expense, substantially improve the Expansion Space located at 1058 Elwell Court in accordance with the following.

         1.       EXISTING IMPROVEMENTS:

                  Tenant accepts the Expansion Space in it's existing condition and the improvements constructed therein as shown in Exhibit B-1 (the "Existing Expansion Space Improvements"), and Tenant hereby approves the same as installed, subject only to construction of the Expansion Space Tenant Improvements specified herein and such changes as may subsequently be agreed upon by Landlord and Tenant.

         2.       TENANT IMPROVEMENTS:

                  Landlord shall, at Landlord's expense improve the Expansion Space as described on Exhibit B and this Exhibit C. As used herein, "Expansion Space Tenant Improvements" shall include the substantial demolition of the Existing Expansion Space Improvements as depicted on Exhibit B-1 and the construction of new improvements the Expansion Space as shown in Exhibit B. Specifically, these Expansion Space Tenant Improvements shall include removal of all existing restrooms, floor covering, bakery equipment (including repairs necessitated by such removal) and walls not consistent with Exhibit B. The 12'xl3' conference room in the northwest corner of Exhibit B and 13'xl0' office in the northeast corner of Exhibit B shall remain. In addition, Landlord shall install in the Expansion Space new fully finished ADA compliant restrooms, new HVAC units and ducting with air supply vents and return registers as needed, new carpeting in the remaining front office and conference room and the lobby/open office space between them up to the new restrooms, vinyl acrylic tile over the balance of the floor space. Landlord shall also install (i) such removable and fully painted sheetrock walls and standard trim and (ii) such 48" x 9' doors and frames as are delineated in bold and highlighted with arrows on Exhibit B (including the 48' wall separating the R&D area from the PEAK assembly area if needed), new florescent lighting as needed, 2'x4' dropped acoustical ceiling as needed to cover the entire expansion space and eight (8) L15-20R electrical outlets with 20 amp-3 phase circuit breakers for the PEAK 3 machines and two (2) 208-volt, 20-30 amp electrical outlets and corresponding circuit breakers for the machine shop, all distributed as approved by Tenant, with electrical service to support such outlets and electrical outlets for standard office use in the balance of the Expansion Space, fire extinguishers and related design and permit fees. The cost, transportation and installation of the eleven PEAK 3 machines, and the moveable partitions comprising the four office cubicles, shall be at Tenant's cost.

                  Landlord shall complete the Expansion Space Tenant Improvements at Landlord's sole cost and expense. Unless otherwise specifically agreed to by Landlord in writing, and except for the Tenant Improvement Allowance described in Exhibit D, the installation, wiring, maintenance and removal of telephone and other communications systems, data cabling, alarm and/or security systems, movable furniture systems or any other systems, and all costs and expense associated therewith, shall be the sole responsibility of Tenant. In connection with the construction and installation of the Expansion Space Tenant Improvements, Landlord and/or Landlord's general contractor shall have no obligation to relocate or move any of Tenant's property located in or about the Premises including, but not limited to, furniture, open office cubicle partitions, inventory and trade fixtures, at the time of such construction and installation. If at the time of construction and installation of Tenant Improvements, Tenant has property (including open office cubicle partitions) located in or about the Expansion Space that inhibits or prevents in any way the construction or installation of the Expansion Space Tenant Improvements, Tenant shall immediately, upon receipt of notification therefore from Landlord or Landlord's general contractor, at Tenant's sole cost and expense, move such property to another location or, upon the receipt of Landlord's prior approval, to another location within the Project designated by Landlord in Landlord's sole discretion. If at the time of construction and installation of the Expansion Space Tenant Improvements Tenant has property located in or about the Expansion Space, Landlord or Landlord's general contractor shall incur no liability to Tenant or any other party in the event such property is damaged, destroyed or stolen during the construction and installation of the Expansion Space Tenant Improvements.

         3.       TENANT IMPROVEMENT DESIGN SCHEDULE:

                  Once Tenant has approved paint, carpet, VCT and all other color and material specifications and Tenant has approved in writing all preliminary drawings of the Expansion Space Tenant Improvements, Landlord shall promptly complete construction drawing sufficiently detailed and complete to submit to the City of Palo Alto for a building permit and Landlord shall so submit such drawings. Once such building and all other necessary permits are obtained, Landlord shall complete construction of such Expansion Space Tenant Improvements in a diligent, timely and workmanlike manner. Delays in the construction or installation of the Expansion Space Tenant Improvements due to any changes required by the City of Palo Alto or by Tenant, or failures by Tenant to perform its obligations under this Ninth Amendment, or delays for any other reason, shall not delay commencement of the Ninth Extended Term or Tenant's obligation to pay rent or to make other payments due Landlord under the Lease.

         4.       CHANGES BY TENANT:

         Tenant may request changes, deletions or additions to the Expansion Space Tenant Improvements; provided, however, that the effectiveness of any such requested change, deletion or addition shall be subject to written approval by an authorized representative of Landlord and to obtaining any required governmental permits or other approvals. If any such changes increase the cost of constructing or installing the Expansion Space Tenant Improvements, Tenant shall immediately pay to Landlord, within five (5) days of demand, the full amount of such increase in the cost of constructing or installing the Expansion Space Tenant Improvements.

         5.       CHANGES BY AUTHORITY:

         Tenant agrees that if any change, deletion or addition to any of the improvements proposed to be constructed or installed is required by any governmental authority in connection with obtaining any governmental permit or approval, or otherwise, then such change, deletion or addition shall promptly be made at Tenant's expense. Failure to obtain any required governmental approval or permit for the Expansion Space Tenant Improvements desired by Tenant shall in no way be cause for Tenant to terminate the Lease or this Ninth Amendment.

         6.       PUNCH LIST:

         Within ten (10) business days after the Expansion Space Commencement Date, Tenant shall deliver to Landlord a list of items ("Punch List") that Tenant believes Landlord should complete or correct in order for the Expansion Space to be acceptable. Landlord shall commence to complete or correct the items as soon as possible, except those items that Landlord reasonably contends are not justified. If Tenant does not deliver the Punch List to Landlord within the ten (10) day period, Tenant shall be deemed to have accepted the Expansion Space and approved the construction. Nothing in this paragraph 6 shall delay the commencement of the Ninth Extended Term, the Expansion Space Commencement Date or Tenant's obligation to pay rent or to make other payments due Landlord under the Lease for the Expanded Premises or the Expansion Space.

                              WORK LETTER AGREEMENT
                                EXISTING PREMISES
                      NOVACEPT TENANT IMPROVEMENT ALLOWANCE
                     1047 AND 1052-6 ELWELL COURT, PALO ALTO

CONSTRUCTION                                                           EXHIBIT D

         THIS WORK LETTER AGREEMENT (hereinafter "Exhibit D") is attached to and forms a part of that certain Ninth Amendment To Lease ("Ninth Amendment") by and between McCANDLESS LIMITED, a California limited partnership ("Landlord"), and NOVACEPT, a California Corporation ("Tenant"), pursuant to which Landlord leases to Tenant those certain premises located at 1047 and 1052-6 Elwell Court, Palo Alto, California consisting of approximately 18,765 square feet ("Existing Premises") and those certain premises located at 1058 Elwell Court, Palo Alto, California consisting of approximately 7,480 square feet ("Expansion Space"), together comprising the total space leased by Tenant of approximately 26,245 square feet ("Expanded Premises"). All capitalized terms used herein shall have the meaning ascribed to them in the Ninth Amendment unless otherwise defined below. The Existing Premises (and the Expansion Space after Landlord has completed the Expansion Space Tenant Improvements described in Exhibits B and C and Tenant has occupied the Expansion Space) shall be improved in accordance with the following:

                  1. Existing Improvements. Tenant accepts the Existing Premises in their existing condition and the improvements constructed therein (the "Existing Improvements"), and Tenant hereby approves the same as installed, subject only to construction of the Tenant Improvements as may subsequently be agreed upon by Landlord and Tenant.

                  2. Tenant Improvement Allowance. Tenant may perform alterations, additions and improvements to (i) the Existing Premises, (ii) the Expansion Space after Landlord has completed the Expansion Space Tenant Improvements described in Exhibits B and C and Tenant has occupied the Expansion Space and (iii) to the common area between the building located at 1047-9 Elwell Court and the building located at 1052-8 Elwell Court as necessary to trench approximately 275 feet and install telecommunications lines connecting such buildings as described in Exhibit D-1, all in accordance with the terms of the Lease and this Paragraph 2. All work to be performed by Tenant shall be performed in a good and workmanlike manner, and in accordance with (i) all rules, regulations, codes and ordinances of any local, municipal, state and/or federal authorities having jurisdiction thereover, and (ii) all requirements of industry and rating bureaus. Permits, licenses or approvals required for said work from such authorities shall be obtained by Tenant at its sole cost and expense. In a timely manner, Tenant will obtain and provide to Landlord all approvals, tests and inspections with respect to electrical, HVAC, plumbing and telephone work, all as may be required by any agency or utility company. Landlord reserves the right to require changes in Tenant's work when necessary by reason of the requirements of any agency or utility company. Without limiting the generality of the foregoing, Tenant will be responsible for paying all fees and charges, however designated, which are payable as a condition to obtaining the building permit for Tenant's work.

                  All work to be performed by Tenant will be in accordance with detailed plans and specifications prepared at Tenant's cost and submitted by Tenant to Landlord for Landlord's prior written approval. Landlord's approval (as to both design and materials) may be granted or withheld in Landlord's reasonable discretion. Tenant will be responsible for any and all actual out-of-pocket costs incurred by Landlord directly related to the review and approval of Tenant's plans and specifications, including, but not limited to, plan expediting or courier service if required by all appropriate authorities, review by outside consultants, overnight mail and photocopying. It is expressly agreed that Tenant will not commence any work until the detailed drawings prepared for Tenant by an appropriate design professional in accordance with preliminary plans and specifications approved by Landlord have been approved by Landlord and any and all required building permits have been issued by applicable governmental authorities. No changes of materials or finishes are permitted after final approval by Landlord of the detailed drawings unless those changes are expressly approved in writing by Landlord. It is Tenant's sole responsibility to complete and submit drawings per the requirements and protocols of all appropriate authorities.

                  Landlord and Tenant hereby agree that Landlord shall pay to Tenant as a construction allowance an amount equal to thirty-five thousand and 00/100 dollars ($35,000.00) (hereinafter "Tenant Improvement Allowance"). The Tenant Improvement Allowance shall be paid to Tenant in accordance with the following terms and conditions:

                           2.1      Payment of Tenant Improvement Allowance.
Provided Tenant is not in default at the time the payment is due, the Tenant Improvement Allowance will be paid by Landlord to Tenant within thirty (30) days after the following list of documents have been submitted to Landlord for Landlord's prior approval (hereinafter "Required Documentation"):

                           2.2      Required Documentation.

                                    (i)      Notice of Completion. Notice from
Tenant or its general contractor certifying in writing to Landlord, and Landlord approves such certification that one hundred percent (100%) of the Tenant's work is completed.

                                    (ii)     Invoices. Copies of paid invoices
evidencing Tenant's expenditure amounts for actual construction costs (exclusive of "soft costs") up to the amount of the Tenant Improvement Allowance, plus an affidavit of Tenant's chief financial officer stating the total cost of the construction. In no event shall the Tenant Improvement Allowance be applied for the payment of furniture, furnishings, fixtures, equipment (except the aforementioned telecommunication lines, installation and connections described in Exhibit D-1) or soft costs of construction, unless otherwise approved by Landlord in writing.

                                    (iii)    Lien Waivers. Final unconditional
releases of liens (in the form recognized by California law) executed by all applicable suppliers, materialmen, contractors and subcontractors.

                                    (iv)     Affidavit of Payment. An affidavit
executed by Tenant or its design professional listing (a) the names of all contractors, subcontractors, suppliers and materialmen who provided or supplied, labor, services, goods and materials to the Existing Premises, Common Area for work as described in Exhibit D-1 or the Expansion Space, and (b) all listed contractors, subcontractors, suppliers and materialmen have been paid in full for the labor, services, goods and materials provided or supplied to the Existing Premises, Common Area for work as described in Exhibit D-1 or the Expansion Space as of the date of the affidavit.

                                    (v)      Certificate of Occupancy (if
applicable). If construction work is sufficiently extensive that a new certificate of occupancy is required by the City of Palo Alto, a permanent or temporary Certificate of Occupancy (or other certificate customarily issued in the City of Palo Alto) for the Existing Premises or the Expansion Space (whichever is applicable) has been issued by the appropriate governmental agency of the City of Palo Alto.

                                    (vi)     Form W-9 Request for Taxpayer
Identification Number and Certification. Tenant must submit to Landlord a Form W-9 with Tenant's taxpayer identification number completed.

                  Failure to satisfactorily supply any of the above stated Required Documentation shall result in the Tenant Improvement Allowance being held by Landlord until such Required Documentation has been satisfactorily submitted to Landlord.

                           2.3      Landlord's Right to Retainage and Offset.
Landlord at its sole option hereby retains the right either (a) to withhold from the Tenant Improvement Allowance an amount equal to the total monies due to any contractor, supplier or materialmen, who provided or supplied labor, services, goods, work or materials to the Existing Premises, Common Area for work described in Exhibit D-1 or the Expansion Space, (b) to issue two party checks to Tenant and the contractor, subcontractor, suppliers or materialmen to whom Tenant owes or is alleged or claimed to owe funds; and/or (c) to offset from and against the Tenant Improvement Allowance any monies due Landlord under the terms of the Lease.

                           2.4      Third Persons. Under no circumstances shall
the Lease, or this Ninth Amendment, be construed to confer upon any third person or entity any right or cause of action against the Landlord or Tenant, including but not limited to, all contractors, subcontractors, suppliers, laborers or materialmen.

                           2.5      Exclusions. No amount of the Tenant
Improvement Allowance shall be allowed as a setoff against Rent. In no event shall Landlord be required to pay any portion of the Tenant Improvement Allowance for any cost incurred by Tenant after June 30, 2004.

                           2.6      Inducement Recapture. In the event the Lease
is terminated prior to the expiration of the term then in effect by reason of Tenant's default (but not by Tenant's exercise of its option to terminate the Lease respecting the Expansion Space as described in paragraph 10 of the Ninth Amendment), the unamortized portion of the Tenant Improvement Allowance shall be deemed sums advanced by Landlord on Tenant's behalf and such unamortized portion (in accordance with the formula set forth below) shall be due from Tenant as additional rent payable in a lump sum as an additional remedy of Landlord under the Lease. The unamortized portion of the Tenant Improvement Allowance shall be computed by: (a) multiplying (i) the number of months remaining in the Ninth Extended Term without consideration for any future extended terms by (ii) the amount of Tenant Improvement Allowance (plus interest thereon at ten percent (10%) per annum) and (b) dividing the product of (i) and (ii) by twenty-four
(24) months (the length of the Ninth Extended term).

                                                                 ESTIMATE
[SURECONNECTIONS LOGO]                                       DATE     ESTIMATE #
                                                           10/8/2003      5049
1147 Legend Circle, P.O. Box 5436,
Vallejo. CA 94591  LIC. NO. 807484-C7
TEL: 707-674-3333 FAX: 707-558-8181
WEB: sureconnections.com

Novacept
1047 Elwell Court
Palo Alto, CA 94303

Attn: Glenn Julyan

                        DESCRIPTION                                              QTY        TOTAL
----------------------------------------------------------------------------------------------------
Conduit Installation - Labor and Materials

 1. Bore to finish and place approx, 275' of (1) 4" duct                                   17,875.00
 2. Provide 2 bldg. connections to include all EMT and core bores                           6,000.00

Wiring Installation - Labor and Materials                                                   7,970.00
 1. Install (1) 100 pair copper tie cable between bldgs. approx. 500 feet
 2. Install (2) 100 pair Circa protection fuses
 3. Install (1) 1" fiber innerduct approx. 500 feet
 4. Install (1) 6 strands 62,5/125 MM fiber approx. 500 feet
 5. Terminate both ends using Corning/Unicam SC MM connectors
 6. Install (12) Cat5E gel filled cable between bldgs. approx. 275 feet
 7. Install (2) fiber LIU
 8. Install (2) 12 port Cat5E patch panel
 9. Test all cables and provide documentation

Excludes:
 Night, weekend or holiday work
 Handling or disposal of hazardous materials
 Permits, bonds or inspection fees

Please sign this estimate to indicate your approval
Purchase Order required to start the job                                        TOTAL     $31,845.00

                                             Signature _________________________

                                  EXHIBIT D-1